Exhibit 99.1

For immediate release

AAR REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

•           GAO upholds INL/A contract award to AAR Airlift, denying DynCorp’s protest

•           Second quarter diluted earnings per share from continuing operations of  $0.35, up 35% from Q2 FY2016

•           Second quarter sales of $423.8 million, down 1.8% from Q2 FY2016

WOOD DALE, ILLINOIS (December 21, 2016) — AAR CORP. (NYSE: AIR) today reported second quarter Fiscal Year 2017 consolidated sales of $423.8 million and income from continuing operations of $12.1 million, or $0.35 per diluted share.  For the second quarter of the prior fiscal year, the Company reported sales of $431.5 million and income from continuing operations of $9.2 million, or $0.26 per diluted share.

Significant highlights in the quarter included:

•                  Awarded Global Aviation Support Services contract from the U.S. Department of State’s Bureau of International Narcotics and Law Enforcement Affairs Office of Aviation (INL/A) with a potential duration of eleven years and a contract ceiling of $10 billion

•                  Award of a five-year flight hour component program with South African Airways Technical Ltd. valued up to $125 million

•                  Award of a long-term flight hour component program with Air New Zealand providing nose-to-tail support over their fleet of B777 aircraft

•                  Opened a new, custom built MRO facility in Rockford, Illinois

•                  Experienced lower revenues from KC10 logistics services as the program winds down

•                  Reduced sales from smaller footprint at unprofitable Lake Charles facility

Sales in Aviation Services benefited from continued strong demand for aftermarket parts trading and the ramp up of new commercial distribution contracts.  These increases were more than offset by the impact of the Lake Charles transition and the wind down of the KC10 Program.  Sales in Expeditionary Services increased $5.2 million reflecting growth in rotorcraft trading activities.

“During the quarter, we increased the number of customers and aircraft we support under flight hour component programs recently securing contract awards with airlines in Africa, Asia-Pacific, the Middle East and Europe.  We expect contributions to revenue and income to ramp up in the second half of fiscal year 2017,” said David P. Storch, Chairman, President, and Chief Executive Officer of AAR CORP.

Gross profit margins at Aviation Services were constant with prior year margins and improved at Expeditionary Services as profitability improved at both of the businesses within this segment.

Selling, general and administrative expenses as a percentage of sales were 10.9% for the second quarter, compared to 10.0% last year. This increase was driven by investments in new business development.  Net interest expense from continuing operations for the quarter was $1.1 million compared to $1.5 million last year.

During the second quarter, the Company paid cash dividends of $2.6 million, or $0.075 per share.  Average diluted share count for the quarter was 34.1 million compared to 34.6 million in the second quarter last year.

Net debt at November 30, 2016 was $140.3 million compared to $143.7 million at August 31, 2016.  Net debt decreased by $3.4 million during the quarter while still investing in working capital and rotable assets to support the new flight hour component program awards discussed above.

The Company has learned that the United States Government Accountability Office yesterday denied DynCorp’s protest of the contract award to AAR Airlift for the United States Department of State’s Global Aviation Support Services program.  Under the program, AAR Airlift will provide maintenance, operations, and logistical support to the fixed and rotary-wing aircraft fleet for the Department of State’s International Narcotics and Law Enforcement Office of Aviation.  Storch continued, “We are very pleased with the GAO’s decision to uphold the Department of State’s award and expect to commence activities soon.”

Conference Call Information

AAR will hold its quarterly conference call at 3:45 p.m. CDT on December 21, 2016. The conference call can be accessed by calling 866-802-4322 from inside the U.S. or 703-639-1319 from outside the U.S.  A replay of the conference call will be available by calling 888-266-2081 from inside the U.S. or 703-925-2533 from outside the U.S. (access code 1623126). The replay will be available from 8:15 p.m. CDT on December 21, 2016, until 11:59 p.m. CDT on December 26, 2016.

About AAR

AAR is a global aftermarket solutions company that employs more than 4,500 people in over 20 countries. Based in Wood Dale, Illinois, AAR supports commercial aviation and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include inventory management; parts supply; OEM parts distribution; aircraft maintenance, repair and overhaul; and component repair. AAR’s Expeditionary Services include airlift operations; mobility systems; and command and control centers in support of military and humanitarian missions. Additional information can be found at www.aarcorp.com.

Contact: Jason Secore, Vice President, Treasurer | (630) 227-2075 | jason.secore@aarcorp.com

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2016. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Income

(In millions except per share data - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2016	2015	2016	2015

Sales	$423.8	$431.5	$828.6	$818.2
Cost and expenses:
Cost of sales	357.6	372.4	700.9	705.2
Selling, general and administrative	46.3	43.1	91.1	83.1

Loss from aircraft joint ventures	—	(0.1)	—	(0.4)

Operating income	19.9	15.9	36.6	29.5

Loss on extinguishment of debt	—	(0.1)	—	(0.4)
Interest expense	(1.2)	(1.5)	(2.5)	(3.5)
Interest income	0.1	—	0.1	0.1

Income from continuing operations before income tax expense	18.8	14.3	34.2	25.7
Income tax expense	6.7	5.1	12.2	9.1
Income from continuing operations	12.1	9.2	22.0	16.6
Income (Loss) from discontinued operations	—	(1.2)	(0.4)	14.3
Net income	$12.1	$8.0	$21.6	$30.9

Earnings (Loss) per share – basic:
Continuing operations	$0.35	$0.26	$0.64	$0.47
Discontinued operations	—	(0.03)	(0.01)	0.42
Earnings per share – Basic	$0.35	$0.23	$0.63	$0.89

Earnings (Loss) per share – diluted:
Continuing operations	$0.35	$0.26	$0.64	$0.47
Discontinued operations	—	(0.03)	(0.01)	0.42
Earnings per share – Diluted	$0.35	$0.23	$0.63	$0.89

Share Data:

Average shares outstanding – Basic	33.7	34.4	33.9	34.6
Average shares outstanding – Diluted	34.1	34.6	34.2	34.9

AAR CORP. and Subsidiaries

Consolidated Balance Sheet Highlights

(In millions except per share data)

	November 30, 2016	May 31, 2016
	(Unaudited)
Cash and cash equivalents	$23.0	$31.2
Current assets	901.8	881.7
Current liabilities (excluding debt accounts)	343.9	329.4
Net property, plant and equipment	213.9	238.1
Total assets	1,486.6	1,456.0
Total debt	163.3	150.1
Stockholders’ equity	872.4	865.8
Book value per share	$25.43	$25.10
Shares outstanding	34.3	34.5

Sales By Business Segment

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2016	2015	2016	2015
Aviation Services	$346.7	$359.6	$681.3	$675.4
Expeditionary Services	77.1	71.9	147.3	142.8
	$423.8	$431.5	$828.6	$818.2

Gross Profit by Business Segment

(In millions - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2016	2015	2016	2015
Aviation Services	$56.0	$58.2	$109.4	$108.1
Expeditionary Services	10.2	0.9	18.3	4.9
	$66.2	$59.1	$127.7	$113.0

Note: Pursuant to SEC Regulation G, the Company has included the following reconciliation of financial measure reported on a non-GAAP basis to compare financial measures reported on the basis of Generally Accepted Accounting Principles (“GAAP”).

Net Debt

(In millions- unaudited)

	November 30, 2016	November 30, 2015
Total debt	$163.3	$170.3
Less: Cash and cash equivalents	(23.0)	(62.8)
Net debt	$140.3	$107.5